EXHIBIT 4.1(e)

EMCOR GROUP, INC.
FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

To the Lenders Party to the Credit
    Agreement identified below

Ladies and Gentlemen:

          We refer to the Amended and Restated Credit Agreement dated as of October 14, 2005 among EMCOR Group, Inc., a Delaware corporation, Comstock Canada Ltd., a Canadian corporation, and EMCOR Group (UK) plc., a United Kingdom public limited company (collectively the “Borrowers”), Harris N.A., as Agent for the Lenders, and the financial institutions from time to time parties thereto as Lenders, all as amended and currently in effect between us (the “Credit Agreement”). Capitalized terms used herein without definition to have the meanings ascribed to them in the Credit Agreement.

          The Borrowers have requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Agreement (herein, the “Amendment”).

SECTION 1. AMENDMENTS.

          Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended and supplemented as follows:

          1.1. Section 3.5(b) of the Credit Agreement shall be amended and restated in its entirety as follows:

          (b) Asset Dispositions. (i) Subject to the terms of the Intercreditor Agreement, if any Borrower or any Restricted Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $5,000,000 individually or on a cumulative basis in any fiscal year of the Borrowers, to the extent the aggregate amount of all such Net Cash Proceeds received by the Borrowers and the Restricted Subsidiaries during the period from and including the date hereof to and including the date of such Disposition or Event of Loss exceed 10% of the book value of assets of the Borrowers and the Restricted Subsidiaries as of such date, then (x) the Company shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by such Borrower or such Subsidiary in respect thereof) and (y) such Net Cash Proceeds shall be paid over to the Agent promptly upon receipt by such Borrower or such Restricted Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss for application as set forth herein. Subject to the terms of the Intercreditor Agreement, immediately upon receipt by the Borrower or such Restricted Subsidiary of such Net Cash Proceeds, the Commitments shall ratably terminate in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds and the Agent shall apply such Net Cash Proceeds to the payment of all amounts, if any, required by Section 3.5(c) hereof; provided that in the case of each Disposition and Event of Loss so long as no Default or Event of Default shall have occurred and is then continuing, if the Company states in its notice of such event that the applicable Borrower or the applicable Subsidiary intends to reinvest, within 180 days of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss, the Net Cash Proceeds thereof in assets similar to the assets which were subject to such Disposition or Event of Loss, then the Agent shall deposit such Net Cash Proceeds in the Collateral Account and the Commitments shall not so terminate under this Section to the extent such Net Cash Proceeds are actually reinvested in such similar assets within such 180-day period. Concurrently with any such reinvestment, the Agent shall return the amount of such Net Cash Proceeds to be reinvested to the Company. Subject to the terms of the Intercreditor Agreement, promptly after the end of such 180-day period, in the event that the applicable Borrower or Restricted Subsidiary has not reinvested any of such Net Cash Proceeds in such similar assets, the Commitments shall immediately terminate in an amount equal to 100% of such Net Cash Proceeds and the Agent shall promptly apply such Net Cash Proceeds to the payment of all amounts, if any, required by Section 3.5(c) below and release the balance thereof to the Company. In the event and to the extent that any Commitment reduction pursuant to this Section 3.5(b) does not require a prepayment of Loans or prefunding of L/C Obligations pursuant to Section 3.5(c) below, the Agent shall promptly return the Net Cash Proceeds not required for such purpose to the Company.

          1.2. Section 5.13 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

          Section 5.13. Investment Company. No Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

          1.3. Section 7.10(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

          (b) Long-term secured indebtedness of the Borrowers in an aggregate principal amount not to exceed an amount equal to $500,000,000 (less the aggregate principal amount of all Commitment Amount Increases over $25 million pursuant to Section 1.10 hereof at any one time outstanding) on terms and conditions reasonably satisfactory to the Required Lenders including without limitation that the holders of such indebtedness have entered into an intercreditor agreement with the Agent in form and substance reasonably satisfactory to the Required Lenders.

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          1.4. Section 7.10(e) of the Credit Agreement shall be and hereby is amended by deleting the amount “$10,000,000” appearing in the last line thereof and inserting in its place the amount “$20,000,000”.

          1.5. Section 7.10 of the Credit Agreement is hereby further amended by (i) striking the word “and” appearing at the end of clause (m) thereof, (ii) striking the period appearing at the end of clause (n) thereof and substituting therefor a semi-colon, (iii) striking the period appearing at the end of clause (o) thereof and substituting therefor a semi-colon followed by the word “and” and (iv) adding thereto a new subsection (p) which reads as follows:

          (p) To the extent the Company incurs long-term secured indebtedness permitted by Section 7.10(b), the Company may incur subordinated indebtedness to refinance such secured indebtedness; provided such subordinated indebtedness is subordinated to the Obligations and Hedging Liability and any other outstanding long-term secured indebtedness permitted by Section 7.10(b) pursuant to a subordination agreement in form and substance reasonably satisfactory to the Required Lenders.

          1.6. Section 7.11(d) of the Credit Agreement shall be and hereby is amended by deleting the phrase “the Agent” in the first line thereof and inserting in its place the phrase “the Collateral Agent”.

          1.7 Section 7.12(j) of the Credit Agreement shall be and hereby is amended by (a) deleting the amount “$300,000,000” appearing in clause (iv) thereof and inserting in its place the amount “$500,000,000”, (b) deleting the amount “$25,000,000” appearing in clause (iv) thereof and inserting in its place the amount “$50,000,000” and (c) inserting the parenthetical “(the parties hereto hereby confirm and agree that the foregoing provisions of this Section 7.12(j) shall not apply to the FR Acquisition which is permitted hereby)” immediately following the phrase “investments in Restricted Subsidiaries which are not Guarantors” in the last line thereof.

          1.8. Section 7.16(i)(x) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

          (x) $125,000,000 plus (but not minus in the case of a deficit) 50% of Net Income for the period (taken as a single accounting period) from July 1, 2007 to the last day of the calendar quarter most recently completed prior to the Restricted Payment in question and

          1.10. The definition of “Change in Control” appearing in Section 9.1 of the Credit Agreement shall be and hereby is amended by deleting the name “Leicle Chesser” and inserting in its place the name “Mark A. Pompa”.

          1.11. The definition of “Collateral Documents” appearing in Section 9.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Collateral Documents” means the Intercreditor Agreement and all security agreements, pledge agreements, hypothecs, assignments, financing

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statements, debentures and other documents as shall from time to time secure the Revolving Credit Notes or any other Obligations.

          1.12. The definition of “Permitted Acquisitions” appearing in Section 9.1 of the Credit Agreement shall be and hereby is amended by adding the sentence “The parties hereto hereby agree that the FR Acquisition shall constitute a Permitted Acquisition for all purposes of this Agreement.” immediately after clause (e) in the definition.

          1.13. Section 9.1 of the Credit Agreement shall be further amended by adding the following definitions, each to appear in the proper alphabetical order to read as follows:

“Collateral Agent” means Harris N.A., or any successor Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement.

“FR Acquisition” means the acquisition by the Borrower of substantially all of the outstanding capital stock of the Target.

          “Intercreditor Agreement” means that certain Intercreditor and Collateral Agency Agreement to be entered into by and among the Collateral Agent, the Agent and the Term Loan Agent, as such agreement may be amended, modified, restated or supplemented from time to time.

“Target” means FR X Ohmstede Acquisitions Co., a Delaware corporation and its Subsidiaries.

“Term Loan Agent” means Bank of Montreal or any successor agent under the Term Loan Agreement.

          “Term Loan Agreement” means that certain Term Loan Agreement to be entered into by and among the Company, the Lenders party thereto and the Term Loan Agent, as such agreement may be amended, modified, restated or supplemented from time to time.

          1.10. Section 10.1 of the Credit Agreement shall be and hereby is amended by adding the following sentence “Each Lender hereby appoints Harris N.A. as Collateral Agent.” Immediately following the last sentence thereof.

          1.14. Section 10.11 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

          Section 10.11. Authorization to Enter into, and Enforcement of, the Collateral Documents. Each of the Agent and the Collateral Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Collateral Documents (including the Intercreditor Agreement) on behalf of each of the Lenders and their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Agent or Collateral Agent, as applicable, considers appropriate, provided that neither the Agent nor Collateral Agent shall amend the Collateral Documents unless such amendment is agreed to in writing

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by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Agent and/or the Collateral Agent, as applicable. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Collateral Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Collateral Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Collateral Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.

          1.15. Section 11.17 of the Credit Agreement shall be and hereby is amended by deleting the parenthetical “(provided, that the Company may withhold its consent to an assignment by the Agent in its sole discretion if after giving effect thereto the Agent would have Commitment, computed prior to giving effect to any reductions or termination of the Commitments, of less than $25,000,000)” appearing in clause (iii) therein.

          1.16. Schedules 4.2, 5.2, 5.9, 7.10, 7.11 and 7.12 of the Credit Agreement shall be amended and restated by Schedules 4.2, 5.2, 5.9, 7.10, 7.11 and 7.12 attached hereto.

SECTION 2. CONDITIONS PRECEDENT.

          The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrowers and the Required Lenders shall have executed this Amendment.

2.2. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

          Each of the Borrowers, by its execution of this Amendment, hereby certifies and warrants the following:

          (a) after giving effect to the amendments to the Credit Agreement set forth herein, each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof as if made on the date hereof, except that the representations and warranties made under Section 5.5 of the Credit Agreement shall be deemed to refer to the most recent annual report furnished to the Lenders by the Borrowers; and

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(b) each of the Borrowers is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing thereunder.

SECTION 4. MISCELLANEOUS.

          4.1. The Borrowers and the Guarantors heretofore executed and delivered to the Agent and Collateral Agent the Collateral Documents. Each Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Agent, the Collateral Agent and the Lenders thereunder, the obligations of the Borrowers and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment. The Borrowers and the Guarantors heretofore executed and delivered to the Agent that certain Amended and Restated Guaranty Agreement dated as of October 14, 2005 (the “Guaranty”). Each Borrower hereby acknowledges and agrees that the “indebtedness hereby guaranteed” set forth in the Guaranty continues to include, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Guaranty and the rights and remedies of the Agent and the Lenders thereunder, the Obligations of the Borrowers thereunder, remain in full force and effect and shall not be affected, impaired or discharged hereby.

          4.2 No reference to this Amendment need be made in any Loan Document or other instrument or document referring to the Credit Agreement, a reference to the Credit Agreement in any of such to be deemed to be a reference to the Credit Agreement as amended hereby. The Borrowers hereby certify to the Lenders that no Default or Event of Default has occurred and is continuing. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, all of such counterparts taken together to be deemed to constitute one and the same instrument. This Amendment shall be construed in accordance with and governed by the internal laws of the state of Illinois.

          4.3. By its execution hereof, each Lender hereby confirms that for purposes of Section 7.10(b) of the Credit Agreement, as amended hereby, each of the Intercreditor Agreement and the Term Loan Agreement substantially in the form attached hereto as Exhibits A and B, respectively, is reasonably satisfactory in form and substance.

          4.4. Each of the Borrowers hereby agree to pay all reasonable costs and expenses, including without limitation attorneys fees, incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents contemplated hereby.

[SIGNATURE PAGES TO FOLLOW]

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          Dated as of this ___ day of September, 2007.

EMCOR GROUP, INC.

By
Its

COMSTOCK CANADA LTD.

By
Its

EMCOR GROUP (UK) PLC.

By
Its

          Accepted and agreed to as of the day and years last above written.

HARRIS N.A.,
individually and as Agent

By

Name:

Title:

BANK OF MONTREAL

By

Name:

Title:

BANK HAPOALIM B.M.

By

Name:

Title:

BANK OF AMERICA, N.A.

By

Name:

Title:

THE GOVERNOR AND COMPANY OF BANK OF SCOTLAND

By

Name:

Title:

FIFTH THIRD BANK

By

Name:

Title:

JPMORGAN CHASE BANK, N.A.

By

Name:

Title:

LASALLE BANK NATIONAL ASSOCIATION

By

Name:

Title:

NATIONAL CITY BANK

By

Name:

Title:

THE NORTHERN TRUST COMPANY

By

Name:

Title:

SOVEREIGN BANK

By

Name:

Title:

U.S. BANK, NATIONAL ASSOCIATION

By

Name:

Title:

WEBSTER BANK, NATIONAL ASSOCIATION

By

Name:

Title:

EXHIBIT A

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

EXHIBIT B

TERM LOAN AGREEMENT

SCHEDULE 4.2

THE GUARANTORS

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

EMCOR Group, Inc.	Delaware

EMCOR Government Services, Inc.	Maryland	100%	EMCOR Facilities Services, Inc.

Aircond Corporation	Georgia	100%	EMCOR Government Services, Inc.

The Betlem Service Corporation	New York	100%	EMCOR Government Services, Inc.

CES Facilities Management Services, Inc.	Maryland	100%	EMCOR Government Services, Inc.

Combustioneer Corporation	Maryland	100%	EMCOR Government Services, Inc.

EMCOR Services Midwest, Inc.	Delaware	100%	EMCOR Services New York/New Jersey, Inc.

Trimech Plumbing, LLC	Delaware	100%	EMCOR Services New York/New Jersey, Inc.

Viox Services, Inc.	Ohio	100%	EMCOR Government Services, Inc.

Dyn Specialty Contracting, Inc.	Virginia	100%	EMCOR Construction Services, Inc.

Dynalectric Company	Delaware	100%	DYN Specialty Contracting, Inc.

Dynalectric Company of Nevada	Nevada	100%	DYN Specialty Contracting, Inc.

Contra Costa Electric	California	100%	DYN Specialty Contracting, Inc.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

B&B Contracting & Supply Company	Texas	100%	DYN Specialty Contracting, Inc.

KDC, Inc.	California	100%	DYN Specialty Contracting, Inc.

EMCOR Construction Services, Inc.	Delaware	100%	MES Holdings Corp.

EMCOR Mechanical/Electrical Services (East), Inc.	Delaware	100%	EMCOR Construction Services, Inc.

Heritage Mechanical Services, Inc.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Welsbach Electric Corp.	Delaware	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Forest Electric Corp.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Welsbach Electric Corp. of L.I.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Penguin Maintenance and Services, Inc.	Delaware	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Penguin Air Conditioning	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Inte-Fac Corp.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

R.S. Harritan & Company, Inc.	Virginia	100%	EMCOR Mechanical/Electrical Services (East), Inc.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

J.C. Higgins Corp.	Delaware	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Illingworth Corporation	Wisconsin	100%	EMCOR Government Services, Inc.

New England Mechanical Services of Massachusetts, Inc.	Massachusetts	100%	New England Mechanical Services, Inc.

New England Mechanical Services, Inc.	Connecticut	100%	EMCOR Government Services, Inc.

Labov Mechanical, Inc.	Delaware	100%	J.C. Higgins Corp.

Midland Fire Protection, Inc.	Rhode Island	100%	J.C. Higgins Corp.

Labov Plumbing, Inc.	Delaware	90%	Labov Mechanical, Inc.

Duffy Mechanical Corp.	Maryland	100%	EMCOR Construction Services, Inc.

EMCOR Hyre Electric Co. of Indiana, Inc.	Delaware	100%	EMCOR Construction Services, Inc.

Dynalectric Company of Ohio	Ohio	100%	EMCOR Construction Services, Inc.

Gibson Electric Co., Inc.	New Jersey	100%	EMCOR Construction Services, Inc.

Dynalectric of Michigan, Inc.	Delaware	100%	EMCOR Construction Services, Inc.

University Mechanical & Engineering Contractors, Inc.	California	100%	EMCOR Construction Services, Inc.

Pace Mechanical Services, Inc.	Michigan	100%	University Mechanical & Engineering Contractors, Inc.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

The Fred B. DeBra Co.	Delaware	100%	EMCOR Construction Services, Inc.

University Mechanical & Engineering Contractors, Inc.	Arizona	100%	University Mechanical & Engineering Contractors, Inc., a California corporation

Hansen Mechanical Contractors	Nevada	100%	University Mechanical & Engineering Contractors, Inc., a California corporation

Trautman & Shreve, Inc.	Colorado	100%	University Mechanical & Engineering Contractors, Inc., a California corporation

EMCOR Gowan, Inc.	Texas	100%	EMCOR Construction Services, Inc.

EMCOR International, Inc.	Delaware	100%	MES Holdings Corporation

Marelich Mechanical Co., Inc.	California	100%	EMCOR Construction Services, Inc.

Design Air, Limited	Washington	100%	EMCOR Construction Services, Inc.

S.A. Comunale	Ohio	100%	EMCOR Construction Services, Inc.

University Marelich Mechanical, Inc.	California	100%	EMCOR Construction Services, Inc.

EMCOR Energy Services, Inc.	Delaware	100%	EMCOR Construction Services, Inc.

EMCOR Facilities Services, Inc.	Delaware	100%	MES Holdings Corporation

Mesa Energy Systems, Inc.	California	100%	EMCOR Facilities Services, Inc.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

EMCOR Services Northeast, Inc.	Massachusetts	100%	EMCOR Facilities Services, Inc.

EMCOR Services New York/New Jersey, Inc.	New York	100%	EMCOR Facilities Services, Inc.

Building Technology Engineers, Inc.	Massachusetts	100%	EMCOR Facilities Services, Inc.

BTE Service, Inc.	Massachusetts	100%	EMCOR Facilities Services, Inc.

Fluidics, Inc.	Pennsylvania	100%	EMCOR Facilities Services, Inc.

Air Systems, Inc.	California	100%	EMCOR Facilities Services, Inc.

Monumental Investment Corporation	Maryland	100%	MES Holdings Corporation

The Poole and Kent Corporation	Maryland	100%	Monumental Investment Corporation

Poole and Kent - Connecticut, Inc.	Maryland	100%	Monumental Investment Corporation

Poole and Kent - New England, Inc.	Maryland	100%	Monumental Investment Corporation

Monumental Heating, Ventilating and Air Conditioning Contractors, Inc.	Maryland	100%	Monumental Investment Corporation

Forti/Poole and Kent, L.L.C.	Maryland	100%	Monumental Heating, Ventilating and Air Conditioning Contractors, Inc.

HVAC, Ltd.	Maryland	100%	Monumental Investment Corporation

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Great Monument Construction Company	Maryland	100%	HVAC, Ltd.

Atlantic Coast Mechanical, Inc.	Maryland	100%	HVAC, Ltd.

The Poole and Kent Company	Maryland	100%	Monumental Investment Corporation

Poole & Kent Company of Florida	Delaware	100%	MES Holdings Corporation

EMCOR-CSI Holding Co.	Delaware	100%	MES Holdings Corporation

CSUSA Holdings, L. L. C.	Delaware	100%	EMCOR CSI Holding Co.

CS48 Acquisition Corp.	Delaware	100%	CSUSA Holdings, LLC

Shambaugh & Son, L.P.	Texas	General Partner	CSUSA Holdings, LLC

	Texas	Limited Partner	CS48 Acquisition Corp.

Border Electric Co., L.P.	Texas	General Partner	CSUSA Holdings, LLC

	Texas	Limited Partner	CS48 Acquisition Corp.

Border Mechanical Co., L.P.	Texas	General Partner	CSUSA Holdings, LLC

	Texas	Limited Partner	CS48 Acquisition Corp.

Central Mechanical Construction Co., Inc.	Delaware	100%	EMCOR CSI Holding Co.

F & G Mechanical Corporation	Delaware	90%	EMCOR CSI Holding Co.

F & G Plumbing, Inc.	New Jersey	100%	F & G Mechanical Corporation

F & G Management, Inc.	Delaware	100%	EMCOR CSI Holding Co.

Hillcrest Sheet Metal, Inc.	Delaware	100%	EMCOR CSI Holding Co.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Kilgust Mechanical, Inc.	Delaware	100%	EMCOR CSI Holding Co.

Kuempel Service, Inc.	Ohio	100%	EMCOR CSI Holding Co.

Lowrie Electric Company	Tennessee	100%	EMCOR CSI Holding Co.

Mandell Mechanical Corporation	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Maximum Refrigeration & Air Conditioning Corp.	Delaware	100%	EMCOR CSI Holding Co.

Meadowlands Fire Protection Corp.	New Jersey	100%	EMCOR CSI Holding Co.

North Jersey Mechanical Contractors, Inc.	New Jersey	100%	EMCOR CSI Holding Co.

Nogle & Black Mechanical, Inc.	Delaware	100%	EMCOR CSI Holding Co.

The Fagan Company	Kansas	100%	EMCOR CSI Holding Co.

Walker J Walker, Inc.	Tennessee	100%	EMCOR CSI Holding Co.

MES Holdings Corporation	Delaware	100%	EMCOR Group, Inc.

FR X Ohmstede Acquisitions Co.*	Delaware	100%	EMCOR Facilities Services, Inc.

HNT Holdings Inc.*	Delaware	100%	FR X Ohmstede Acquisitions Co.

Ohmstede Partners LLC*	Delaware	100%	HNT Holdings Inc.

Ohmstede Holdings LLC*	Delaware	100%	HNT Holdings Inc.

Ohmstede Ltd.*	Texas	1%	Ohmstede Partners LLC
		99%	Ohmstede Holdings LLC

Ohmstede Industrial Services, Inc.*	Texas	100%	Ohmstede Ltd.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Beaumont Real Estate Holding Company*	Texas	100%	Ohmstede Ltd.

* Effective upon the acquisition of FR X Ohmstede Acquisitions Co. By EMCOR Group, Inc.

SCHEDULE 5.2

RESTRICTED SUBSIDIARIES

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Aircond Corporation	Georgia	100%	EMCOR Government Services, Inc.

Aircond Atlanta Corporation	Georgia	100%	Aircond Corporation

The Betlem Service Corporation	New York	100%	EMCOR Government Services, Inc.

CES Facilities Management Services, Inc.	Maryland	100%	EMCOR Government Services, Inc.

Combustioneer Corporation	Maryland	100%	EMCOR Government Services, Inc.

EMCOR Services Midwest, Inc.	Delaware	100%	EMCOR Government Services, Inc.

Illingworth Corporation	Wisconsin	100%	EMCOR Government Services, Inc.

New England Mechanical Services of Massachusetts, Inc.	Massachusetts	100%	New England Mechanical Services, Inc.

New England Mechanical Services, Inc.	Connecticut	100%	EMCOR Government Services, Inc.

Trimech Plumbing, L.L.C.	Delaware	90%	EMCOR Services New York/New Jersey, Inc.

Viox Services, Inc.	Ohio	100%	EMCOR Government Services, Inc.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

DYN Specialty Contracting, Inc.	Virginia	100%	EMCOR Construction Services, Inc.

Dynalectric Company	DELAWARE	100%	DYN Specialty Contracting, Inc.

Dynalectric Company of Nevada	Nevada	100%	DYN Specialty Contracting, Inc.

Contra Costa Electric, Inc.	California	100%	DYN Specialty Contracting, Inc.

B&B Contracting & Supply Company	Texas	100%	DYN Specialty Contracting, Inc.

KDC, Inc.	California	100%	DYN Specialty Contracting, Inc.

EMCOR Construction Services, Inc.	Delaware	100%	MES Holdings Corp.

Defender Indemnity, Ltd.	Vermont	100%	EMCOR Risk Holdings, Inc.

EMCOR Risk Holdings, Inc.	Delaware	100%	MES Holdings Corp.

EMCOR Mechanical/Electrical Services, (East), Inc.	Delaware	100%	EMCOR Construction Services, Inc.

Heritage Mechanical Services, Inc.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Heritage M& S, Inc.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Welsbach Electric Corp.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Welsbach Electric Corp. of L.I.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Forest Electric Corp.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Penguin Maintenance and Services, Inc.	Delaware	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Inte-Fac Corp.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Penguin Air Conditioning Corp.	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

R.S. Harritan & Company, Inc.	Virginia	100%	EMCOR Mechanical/Electrical Services (East), Inc.

J.C. Higgins Corp.	Delaware	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Midland Fire Protection, Inc.	Rhode Island	100%	J. C. Higgins Corp.

Labov Mechanical, Inc.	Delaware	100%	J.C. Higgins Corp.

Labov Plumbing, Inc.	Delaware	90%	Labov Mechanical, Inc.

Duffy Mechanical Corp.	Maryland	100%	EMCOR Construction Services, Inc.

EMCOR Facilities Services, Inc.	Delaware	100%	MES Holdings Corp.

Mesa Energy Systems, Inc.	California	100%	EMCOR Facilities Services, Inc.

Newcomb Anderson Associates	California	100%	EMCOR Facilities Services, Inc.

EMCOR Services Northeast, Inc.	Massachusetts	100%	EMCOR Facilities Services, Inc.

EMCOR Government Services, Inc.	Maryland	100%	EMCOR Facilities Services, Inc.

EMCOR Services New York/New Jersey, Inc.	New York	100%	EMCOR Facilities Services, Inc.

Consolidated Engineering Services, Inc.	Maryland	100%	EMCOR Facilities Services, Inc.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

BTE Service, Inc.	Massachusetts	100%	EMCOR Facilities Services, Inc.

Building Technology Engineers, Inc.	Massachusetts	100%	EMCOR Facilities Services, Inc.

Fluidics, Inc.	Pennsylvania	100%	EMCOR Facilities Services, Inc.

Air Systems, Inc.	California	100%	EMCOR Facilities Services, Inc.

Trimech Corporation	New Jersey	100%	EMCOR Facilities Services, Inc.

Gotham Air Conditioning Service, Inc.	New York	100%	EMCOR Facilities Services, Inc.

Dynalectric Company of Ohio	Ohio	100%	EMCOR Construction Services, Inc.

Dynalectric Company of Michigan	Delaware	100%	EMCOR Construction Services, Inc.

Gibson Electric Co., Inc.	New Jersey	100%	EMCOR Construction Services, Inc.

EMCOR Hyre Electric Co. of Indiana, Inc.	Delaware	100%	EMCOR Construction Services, Inc.

The Fred B. DeBra Co.	Delaware	100%	EMCOR Construction Services, Inc.

University Mechanical & Engineering Contractors, Inc.	California	100%	EMCOR Construction Services, Inc.

S. A. Comunale Co., Inc.	Ohio	100%	EMCOR Construction Services, Inc.

BALCO, Inc.	Massachusetts	100%	EMCOR Construction Services, Inc.

Commonwealth Air Conditioning and Heating, Inc.	Massachusetts	100%	EMCOR Construction Services, Inc.

CommAir, Inc.	Massachusetts	100%	EMCOR Construction Services, Inc.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Pace Mechanical Services, Inc.	Michigan	100%	University Mechanical & Engineering Contractors, Inc.

University Mechanical & Engineering Contractors, Inc.	Arizona	100%	University Mechanical & Engineering Contractors, Inc., a California corporation

MES Holdings Corporation	Delaware	100%	EMCOR Group, Inc.

Hansen Mechanical Contractors, Inc.	Nevada	100%	University Mechanical & Engineering Contractors, Inc., a California corporation

Trautman & Shreve, Inc.	Colorado	100%	University Mechanical & Engineering Contractors, Inc., a California corporation

Marelich Mechanical Co., Inc.	California	100%	EMCOR Construction Services, Inc.

Design Air, Limited	Washington	100%	EMCOR Construction Services, Inc.

EMCOR Gowan, Inc.	Texas	100%	EMCOR Construction Services, Inc.

University Marelich Mechanical, Inc.	Delaware	100%	EMCOR Construction Services, Inc.

EMCOR Energy Services, Inc.	Delaware	100%	EMCOR Construction Services, Inc.

EMCOR International, Inc.	Delaware	100%	MES Holdings Corp.

Monumental Investment Corporation	Maryland	100%	MES Holdings Corporation

The Poole and Kent Corporation	Maryland	100%	Monumental Investment Corporation

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Poole and Kent – Connecticut, Inc.	Maryland	100%	Monumental Investment Corporation

Poole and Kent – New England, Inc.	Maryland	100%	Monumental Investment Corporation

Poole & Kent Company of Florida	Delaware	100%	Monumental Investment Corporation

Monumental Heating, Ventilating and Air Conditioning Contractors, Inc.	Maryland	100%	Monumental Investment Corporation

Forti/Poole and Kent L.L.C.	Maryland	100%	Monumental Heating, Ventilating and Air Conditioning Contractors, Inc.

HVAC, Ltd.	Maryland	100%	Monumental Investment Corporation

Atlantic Coast Mechanical, Inc.	Maryland	100%	HVAC, Ltd.

Great Monument Construction Company	Maryland	100%	HVAC, Ltd.

The Poole and Kent Company	Maryland	100%	Monumental Investment Corporation

EMCOR-CSI Holdings Co.	Delaware	100%	MES Holdings Corporation

CSUSA Holdings L.L.C.	Delaware	100%	EMCOR CSI Holding Co.

CS48 Acquisition Corp.	Delaware	100%	CSUSA Holdings L.L.C.

Shambaugh & Son, L.P.	Texas	General Partner	CSUSA Holdings L.L.C.

Shambaugh & Son, L.P.	Texas	Limited Partner	CS48 Acquisition Corp.

Border Electric Co., L.P.	Texas	General Partner	CSUSA Holdings L.L.C.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Border Electric Co., L.P.	Texas	Limited Partner	CS48 Acquisition Corp.

Border Mechanical Co., L.P.	Texas	General Partner	CSUSA Holdings L.L.C.

Border Mechanical Co., L.P.	Texas	Limited Partner	CS48 Acquisition Corp.

AM Contractors 1, Inc.	Michigan	100%	EMCOR CSI Holding Co.

Central Mechanical Construction Co., Inc.	Delaware	100%	EMCOR CSI Holding Co.

F & G Mechanical Corporation	Delaware	90%	EMCOR CSI Holding Co.

F & G Plumbing, Inc.	Delaware	100%	F & G Mechanical Corporation

F & G Management, Inc.	Delaware	100%	EMCOR CSI Holdings, L.L.C.

Hillcrest Sheet Metal, Inc.	Delaware	100%	EMCOR CSI Holding Co.

Kilgust Mechanical, Inc.	Delaware	100%	EMCOR CSI Holding Co.

Kuempel Service, Inc.	Ohio	100%	EMCOR CSI Holding Co.

Lowrie Electric Company, Inc.	Tennessee	100%	EMCOR CSI Holding Co.

Mandell Mechanical Corporation	New York	100%	EMCOR Mechanical/Electrical Services (East), Inc.

Maximum Refrigeration & Air Conditioning Corp.	Delaware	100%	EMCOR CSI Holding Co.

Meadowlands Fire Protection Corp.	New Jersey	100%	EMCOR CSI Holding Co.

Nogle & Black Mechanical, Inc.	Delaware	100%	EMCOR CSI Holding Co.

North Jersey Mechanical Contractors, Inc.	New Jersey	100%	EMCOR CSI Holding Co.

The Fagan Company	Kansas	100%	EMCOR CSI Holding Co.

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Walker-J-Walker, Inc.	Tennessee	100%	EMCOR CSI Holding Co.

FR X Ohmstede Acquisitions Co.*	Delaware	100%	EMCOR Facilities Services, Inc.

HNT Holdings Inc.*	Delaware	100%	FR X Ohmstede Acquisitions Co.

Ohmstede Partners LLC*	Delaware	100%	HNT Holdings Inc.

Ohmstede Holdings LLC*	Delaware	100%	HNT Holdings Inc.

Ohmstede LTD.*	Texas	1%	Ohmstede Partners LLC
		99%	Ohmstede Holdings LLC

Ohmstede Industrial Services, Inc.*	Texas	100%	Ohmstede Ltd.

Beaumont Real Estate Holding Company*	Texas	100%	Ohmstede Ltd.

3072455 Nova Scotia Company	Canada	100%	EMCOR International, Inc.

Comstock Canada, Ltd.	Canada	100%	3072454 Nova Scotia Company

3072454 Nova Scotia Company	Canada	100%	EMCOR International, Inc.

Comstock Power Ltd.	Canada	100%	Comstock Canada, Ltd.

EMCOR Holdings LP	Canada	99%	3072454 Nova Scotia Company

EMCOR (UK) Limited	UK	100%	EMCOR International, Inc.

EMCOR Group (UK) plc	UK	100%	EMCOR (UK) Limited

EMCOR Facilities Services Ltd.	UK	100%	EMCOR Group (UK) plc

Drake & Scull Airport Services, Ltd.	UK	100%	EMCOR Group (UK) plc

EMCOR Energy Services, Ltd.	UK	100%	EMCOR Group (UK) plc

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Drake & Scull International, Ltd.	UK	100%	EMCOR Group (UK) plc

EMCOR Rail Ltd.	UK	100%	EMCOR Group (UK) plc

EMCOR Energy Services, Inc.	UK	100%	EMCOR Group (UK) plc

Drake &Scull Holdings Ltd.	UK	100%	EMCOR Group (UK) plc

Delcommerce (Contract Services) Ltd.	UK	100%	EMCOR (UK) Limited

Drake & Scull (Scotland) Ltd.	UK	100%	EMCOR (UK) Limited

DSE (Far East) Ltd.	UK	100%	EMCOR Group (UK) plc

BL Distribution Ltd.	UK	100%	EMCOR (UK) Limited

Drake & Scull Properties, Ltd.	UK	100%	EMCOR (UK) Limited

Businessland Holdings	UK	100%	EMCOR Group (UK) plc

FOREIGN SUBSIDIARIES

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Emcor (Cayman Islands) Ltd.	Cayman Islands	100%	EMCOR International Inc.

Drake & Scull (Cayman Islands) No. 2 Limited	Cayman Islands	100%	EMCOR International Inc.

EMCOR Drake & Scull International Limited	Jebel Ali Free Zone	100%	Drake & Scull (Cayman Islands) Ltd.

JWP Technical Services (Malaysia) Sdn Bhd	Malaysia	100%	EMCOR International Inc.

Drake & Scull France EURL	France	100%	EMCOR Group (UK) plc

Langgit Tinggi Sdn Bhd	Malaysia	100%	EMCOR (UK) Ltd.

Poole and Kent, Ltd.	Bermuda	100%	Monumental Investment Corporation

Atlas Indemnity, Ltd.	Bermuda	100%	EMCOR Risk Holdings, Inc.

University Mechanical deMexico S.A. Dec.V.	Mexico	98%	University Mechanical & Engineering Contractors, Inc.

* Effective upon the acquisition of FR X Ohmstede Acquisitions Co. by EMCOR Group, Inc.

UNRESTRICTED SUBSIDIARIES

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP	OWNER

Afgo Engineering Corp. of Washington	Delaware	100%	Sellco Corporation

Antwerp Education Center N.V.	Belgium	100%	Sellco Corporation

Businessland Canada Ltd.	Canada	100%	JWP Information Services, Inc.

Businessland (Hong Kong) Limited	Hong Kong	100%	JWP Information Services, Inc.

Drake & Scull France SARL	France	100%	Sellco Corporation

Guzovsky/JWP Electrical Inc.	Rhode Island	100%	Sellco Corporation

Jamaica Water Securities Corp.	New York	100%	Sellco Corporation

JWP Espana SA	Spain	100%	Sellco Corporation

JWP France SARL	France	100%	Sellco Corporation

JWP/HCII Corp.	Delaware	100%	Sellco Corporation

JWP Information Services, Inc.	California	100%	Sellco Corporation

JWP Information Services SARL	France	100%	Sellco Corporation

JWP TS Corp.	New Jersey	100%	Sellco Corporation

Micro Avenue	Belgium	100%	Sellco Corporation

MicroCom	Belgium	100%	Sellco Corporation

Sivea Benelux	Belgium	100%	Sellco Corporation

SLR Constructors Inc.	New York	100%	Sellco Corporation

Teletime Limited	Ontario	100%	Sellco Corporation

Sellco Corporation	Delaware	100%	EMCOR Group, Inc.

JWP Energy Products, Inc.	Idaho	100%	EMCOR Group, Inc.

JWP Telecom, Inc.	Delaware	100%	EMCOR Group, Inc.

Standard Telecommunications Equipment, Inc.	New Jersey	100%	JWP Telecom, Inc.

MEC Constructors, Inc.	Delaware	100%	MEC Constructors, Inc.

JWP Technical Services (C.N.M.I.), Inc.	Northern Marianas	100%	MEC Constructors, Inc.

JWP Thailand Ltd.	Thailand	100%	MEC Constructors, Inc.

SCHEDULE 5.9

LITIGATION

          The information set forth in the Legal Proceedings Sections of the Company’s Form 10-K for the year ended December 31, 2006 and of the Company’s Form 10-Q for the Quarter ended June 30, 2007 is hereby incorporated herein by reference thereto.

SCHEDULE 7.10

INDEBTEDNESS

1.	Monumental Investment Corp.

Monumental is obligated in respect of obligations arising out of or incurred in connection with the sale of by the Maryland Energy Financing Administration (the “Administration”) of Maryland Energy Financing Administration Limited Obligation Local District Cooling Facilities Revenue Bonds (Comfort Link Project) 2001 series in the principal amount of $25,000,000 and the loan in December 2001 of such bond proceeds by the Administration to District Chilled Water General Partnership d/b/a Comfort Link (“Comfort Link”) of which Monumental is a general partner, including Monumental’s obligations to guarantee the payment of such indebtedness and related costs and expenses by Comfort Link.

2.	EMCOR Group, Inc. and various EMCOR Subsidiaries

a.	$2.0 million payable under finance leases and purchase money mortgages.

b.

EMCOR and its subsidiaries have guaranteed the obligations of one another in respect of bonds issued by surety companies. Certain of these obligations are secured by a lien upon the assets of each guarantor.

3.	EMCOR Group (UK) plc

D&S and EMCOR (UK) Limited are guarantors of a Saudi Investment Bank credit facility of NESMA EMCOR Saudi Arabia Ltd. which guaranteed amount is not to exceed £450,000 (approximately $625,000).

4.	The information contained in Schedules 7.11 and 7.12 is hereby incorporated herein by reference thereto.

SCHEDULE 7.11

LIENS

1.	EMCOR and various EMCOR Subsidiaries

a.

EMCOR subsidiaries have obtained bonds from surety companies. The agreements pursuant to which the bonds were issued and will be issued in the future provide that EMCOR and most EMCOR subsidiaries agree to hold such surety companies harmless in respect of such bonds and grant liens upon certain of their assets in favor of the bonding companies to secure such “hold harmless” obligations.

	b.	Miscellaneous finance leases and purchase money mortgages of EMCOR subsidiaries approximately $2.0 million.

2.	UK Companies

	a.	Letter of Charge in favor of The Bank of Scotland by EMCOR Group (IK) plc.

	c.	Bank Account Security Deed relating to Peacehaven Schools PFI Project in favor of ING Bank by EMCOR Facilities Services Limited.

SCHEDULE 7.12

INVESTMENTS, LOANS, ADVANCES AND GUARANTIES

	INVESTMENTS	AMOUNT OF INVESTMENT	PAYEE OR HOLDER

1.	State of Israel Bonds	$40,000 aggregate principal amount	Welsbach Electric Corp.

2.	Colony Holdings Ltd. (Bermuda)	60,000 shares —12% interest	Monumental Investment Corp.

3.	District Chilled Water Partnership	40% General Partnership in interest; equity approximately $20,000,000	Monumental Investment Corp.

4.	Baltimore Ravens	License (right) for 16 seats	The Poole & Kent Corporation

5.	T.P.C. of Boston	$35,000 investment in country club membership	J. C. Higgins Corp.

6.	Cash Surrender Value of split dollar insurance policy	$1,229,000	Penguin Air Condition Corp.

7.	Specialty Trade Insurance Borrower	$15,000 investment in mutual insurance company	Shambaugh & Son, LP

8.	Cash Surrender Value of split dollar life insurance policy	$709,000	Shambaugh & Son, LP

9.	EMCOR Facilities Services Ltd. (UAE)	25% Interest	EMCOR (Cayman Islands) No. 2 Ltd.

10.	F&G Mechanical Inc. (New York)	90 shares – 45% interest	F&G Mechanical Corp.

11.	C & H Services LLC*	50% Interest	Ohmstede Ltd.

* Effective upon the acquisition of FR X Ohmstede Acquisitions Co. by EMCOR Group, Inc.

Guaranties

The information contained in Schedules 7.11 and 7.12 is hereby incorporated herein by reference thereto.